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                                                                   Exhibit 20.1


        ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT
        MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 2001-1 ANNUAL PERIOD ENDING
        DECEMBER 31, 2001


ANNUAL HOLDER'S DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does herby declare to the Trustee the following distributions for the calendar year 2001 as set forth below:

Interest Payments

A.  Pursuant to subsection 4.11(g);

    1.   Amount distributed to the Class A Holders                 9,313,250.00

    2.   Amount distributed to the Class B Holders                   444,833.33

    3.   Amount distributed to the Collateral Interest Holder        699,335.34

Principal Payments

B.  Pursuant to subsection 4.11(h)(i);

    1.   Amount distributed to the Class A Holders                        $0.00

    2.   Amount distributed to the Class B Holders                        $0.00

    3.   Amount distributed to the Collateral Interest Holder             $0.00



                                     AFCO CREDIT CORPORATION, as Servicer


                                     By  /s/ C. Leonard O'Connell
                                        -------------------------------------
                                        Name:  C. Leonard O'Connell
Dated March 15, 2002                    Title: Senior Vice President &
                                               Chief Financial Officer